SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






         Date of Report (Date of earliest event reported): May 16, 2002
                                                           ------------

                            The Lionshare Group, Inc.
                            ------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     0-30353                   65-1002981
          --------                     -------                   ----------
 (State or other jurisdiction     (Commission File             (IRS Employer
        or incorporation)              Number)               Identification No.)



              20 S.E. 14th Street, Suite 204, Boca Raton, FL 33432
              ----------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (561) 338-9336
                                                   --------------



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1 and Item 5.  Change in Control of the Registrant and Other Events.
------------------  ----------------------------------------------------

         Change in Control of the Registrant. Effective May 15, 2002, The Lionshare Group, Inc. (the "Company") entered into an agreement with Lancer Offshore, Inc., a Curacao, Netherlands Antilles corporation. Under the agreement, the Company purchased 40,000,000 shares of the Company's Common Stock for $400,000. As additional consideration the Company has agreed to retire 25,000,000 outstanding shares of its Common Stock and to issue Lancer Offshore, Inc. warrants to purchase 10,000,000 shares of Common Stock exercisable at $.01 per share through August 2, 2002, warrants to purchase 10,000,000 shares of Common Stock exercisable at $.02 per share through May 6, 2005 and warrants to purchase 10,000,000 shares of Common Stock exercisable at $.04 per share through May 6, 2007.

         The $400,000 received by the Company shall be used to satisfy the Company's obligations, including, but not limited to, debts and distributions to shareholders whose shares are being retired.

         In connection with the agreement, the Company has also issued 1,000,000 shares of its Common Stock to Stenton Leigh Business Resources, Inc.

         Pursuant to the agreement, the Company has agreed to effect a one for ten reverse stock split of its outstanding Common Stock, which includes the securities issued to Lancer Offshore, Inc. As a result of the reverse stock split, there will be approximately 4,332,949 shares of the Company's Common Stock outstanding, of which Lancer Offshore, Inc. will own 4,000,000 shares (excluding the shares of Common Stock underlying Lancer's warrants).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
-------  ------------------------------------------------------------------

a.  Financial Statements

    None.

b.  Pro Forma Financial Information

    None.

c.  Exhibits

    None.



















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
                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               THE LIONSHARE GROUP, INC.



                                               By:/s/ George E. Weast
                                                  ------------------------------
                                                  George E. Weast, President


Dated:   May 24, 2002











































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